UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 25, 2015 (February 21, 2015)

SHIRE PLC
(Exact Name of Registrant as Specified in Its Charter)

Jersey, Channel Islands	0-29630	98-0601486
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)
5 Riverwalk, Citywest Business Campus, Dublin 24, Republic of Ireland
(Address of Principal Executive Offices)

Registrant’s telephone number, including area code: +353 1 429 7700
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2.):

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Items 2.01. Completion of Acquisition or Disposition of Assets.

As previously disclosed, on January 11, 2015, Shire Pharmaceutical Holdings Ireland Limited (“SPHIL”), a company incorporated in Ireland and a wholly owned subsidiary of Shire plc, a company incorporated in Jersey, Channel Islands (“Shire”), entered into an Agreement and Plan of Merger (the “Merger Agreement”) by and among SPHIL, Knight Newco 2, Inc. (“Purchaser”), a Delaware corporation and an indirect wholly owned subsidiary of Shire, NPS Pharmaceuticals, Inc., a Delaware corporation (“NPS”), and, solely for the purposes set forth in Section 12.14 of the Merger Agreement, Shire. In accordance with the terms of the Merger Agreement, on January 23, 2015, Purchaser commenced a cash tender offer (the “Offer”) for all of the outstanding shares of NPS’s common stock, par value $0.001 per share (the “Shares”), for $46.00 per share (the “Offer Price”), net to the seller in cash, without interest and less any required withholding taxes, upon the terms and subject to the conditions set forth in the Offer to Purchase dated January 23, 2015, as amended or supplemented from time to time, and in the related Letter of Transmittal.

At 12:00 midnight, New York City time, at the end of Friday, February 20, 2015, the Offer expired as scheduled and was not extended.  As of the expiration of the Offer, approximately 88,869,118 Shares (excluding 7,599,694 Shares tendered by notice of guaranteed delivery) had been validly tendered and not validly withdrawn pursuant to the Offer, representing approximately 81.7% of the outstanding Shares.

The number of Shares tendered satisfied the condition to the Offer that there be validly tendered and not validly withdrawn (excluding Shares tendered pursuant to notices of guarantee delivery for which Shares have not been delivered) a number of Shares that, together with the Shares then owned by SPHIL and its subsidiaries, represents at least a majority of the total number of Shares outstanding as of the expiration of the Offer. All conditions to the Offer having been satisfied or waived, Purchaser accepted for payment, and will promptly pay for, all Shares validly tendered into and not withdrawn from the Offer.

Following the consummation of the Offer, the remaining conditions to the Merger set forth in the Merger Agreement were satisfied or waived, and on February 21, 2015, Shire completed the acquisition of NPS by consummating the merger of Purchaser with and into NPS pursuant to the terms of the Merger Agreement and in accordance with Section 251(h) of the Delaware General Corporation Law (the “DGCL”). At the effective time of the Merger, any Shares not purchased pursuant to the Offer (other than any Shares held as treasury stock by NPS (except for Shares in certain NPS benefit plans), any Shares irrevocably accepted for purchase in the Offer and any Shares with respect to which the relevant stockholders had properly exercised their appraisal rights under the DGCL) were automatically converted into the right to receive the Offer Price, net to the seller in cash, without interest and less any required withholding taxes.

 The aggregate consideration required to acquire all outstanding Shares pursuant to the Offer and the Merger is approximately $5.2 billion.  Shire is providing the Purchaser with the necessary funds to fund the acquisition through (i) borrowings under the Facility Agreement dated January 11, 2015 among Shire, Citi Global Markets Limited, as mandated lead arranger and bookrunner, and the other parties thereto (the “2015 Facility Agreement”), (ii) borrowings under the Facilities Agreement dated December 12, 2014 among Shire and a number of financial institutions, for which Abbey National Treasury Services Plc (trading as Santander Global Banking and Markets), Bank of America Merrill Lynch International Limited, Barclays Bank PLC, Citigroup Global Markets Limited, Lloyds Bank PLC, The Royal Bank of Scotland PLC and Sumitomo Mitsui Banking Corporation acted as mandated lead arrangers and bookrunners and The Bank of Tokyo-Mitsubishi UFJ, Ltd., Credit Suisse AG, London Branch, Deutsche Bank Luxembourg S.A., DNB Bank ASA, Goldman Sachs Bank USA, Mizuho Bank, Ltd. and Morgan Stanley Bank International Limited acted as arrangers (the “2014 Facilities Agreement”), and (iii) cash on hand, in each case, on the terms and conditions previously disclosed in the Tender Offer Statement on Schedule TO filed by Shire, SPHIL and Purchaser on January 23, 2015.

The foregoing is a general description of the Offer, the Merger and the Merger Agreement; it does not purport to be complete and is qualified in its entirety by reference to the Merger Agreement, which is attached as Exhibit 2.1 to the Current Report on Form 8-K filed by Shire on January 12, 2015, and which is incorporated herein by reference.

Item 2.03. Creation of a Direct Financial Obligation or an Obligation Under an Off-Balance Sheet Arrangement.

On January 11, 2015, Shire (as original guarantor and original borrower) and Shire Global Finance (as Shire's English process agent only) entered into the 2015 Facility Agreement, which may be used only to finance the purchase price payable in respect of Shire's proposed acquisition of NPS (including certain related costs).  On December 12, 2014, Shire and certain of its subsidiaries entered into the 2014 Facilities Agreement in order to finance the general corporate purposes of Shire and its subsidiaries. In connection with the consummation of the Offer and the Merger, on February 23, 2015, Shire delivered a utilization request providing for the draw down of an amount equal to $850 million under the 2015 Facility Agreement and utilization requests providing for draw downs of an amount equal to $1.3 billion under the 2014 Facilities Agreement. Further information regarding the 2015 Facility Agreement and the 2014 Facilities Agreement is set forth in Shire’s Current Reports on Form 8-K filed on January 12, 2015 and December 17, 2014, respectively, each of which is incorporated herein by reference.

Item 7.01. Regulation FD Disclosure.

On February 21, 2015, Shire issued a press release announcing the expiration and results of the Offer and the consummation of the Merger. The press release is attached as Exhibit 99.1 hereto. The information furnished under this Item 7.01, including Exhibit 99.1, shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended  (the “Exchange Act”), or otherwise subject to the liabilities under that section and shall not be deemed to be incorporated by reference into any filing under the Securities Act of 1933 or the Exchange Act, except as expressly set forth by specific reference in such filing.  In addition, Exhibit 99.1 contains statements intended as “forward-looking statements” that are subject to the cautionary statements about forward-looking statements set forth in such exhibit.

Although Shire, as a foreign private issuer, is not subject to Regulation FD, Shire has elected to furnish voluntarily the information herein under Item 7.01.

Item 9.01. Financial Statements and Exhibits.

(a)           Financial Statements of Business Acquired

The financial statements required by this Item 9.01(a) are not included in this Current Report on Form 8-K. The financial statements will be filed by an amendment to this report within the time period specified in the instructions to Item 9.01 of Form 8-K.

(b)           Pro Forma Financial Information

The pro forma financial information required by this Item 9.01(b) is not included in this Current Report on Form 8-K. The pro forma financial information will be filed by an amendment to this report within the time period specified in the instruction to Item 9.01 of Form 8-K.

(d)           Exhibits.

Exhibit No.	Description
2.1
Agreement and Plan of Merger dated as of January 11, 2015 among Shire Pharmaceutical Holdings Ireland Limited, Knight Newco 2, Inc., NPS Pharmaceuticals, Inc. and Shire plc (incorporated herein by reference to Exhibit 2.1 to the Current Report on Form 8-K filed by Shire plc on January 12, 2015).1

99.1	Press Release issued by Shire plc dated February 21, 2015 announcing the expiration and results of the tender offer and the consummation of the merger.

_____________________
1 The schedules to the Merger Agreement have been omitted from this filing pursuant to Item 601(b)(2) of Regulation S-K. Shire will furnish copies of such schedules to the SEC upon its request; provided, however, that Shire may request confidential treatment pursuant to Rule 24b-2 of the Exchange Act for any schedule so furnished.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Shire plc
By:	/s/ Mark Enyedy
	Name:	Mark Enyedy
	Title:	Head of Corporate Development and Interim General Counsel

Date: February 25, 2015

EXHIBIT INDEX

Exhibit No.	Description
2.1
Agreement and Plan of Merger dated as of January 11, 2015 among Shire Pharmaceutical Holdings Ireland Limited, Knight Newco 2, Inc., NPS Pharmaceuticals, Inc. and Shire plc (incorporated herein by reference to Exhibit 2.1 to the Current Report on Form 8-K filed by Shire plc on January 12, 2015).1

99.1	Press Release issued by Shire plc dated February 21, 2015 announcing the expiration and results of the tender offer and the consummation of the merger.

__________________
1 The schedules to the Merger Agreement have been omitted from this filing pursuant to Item 601(b)(2) of Regulation S-K. Shire will furnish copies of such schedules to the SEC upon its request; provided, however, that Shire may request confidential treatment pursuant to Rule 24b-2 of the Exchange Act for any schedule so furnished.